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INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
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Adverum Biotechnologies, Inc.
(Name of registrant as specified in its charter)

THE SONIC FUND II, L.P.
LAWRENCE KAM
JEAN BENNETT
JODI COOK
HERBERT HUGHES

 (Name of person(s) filing proxy statement, if other than the registrant)

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The Sonic Fund II, L.P., together with the other participants named herein (collectively, “Sonic”), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of Adverum Biotechnologies, Inc., a Delaware corporation (the “Issuer”) at the Issuer’s 2021 annual meeting of stockholders.

On May 10, 2021, Sonic and its affiliates issued the following press release:

THE SONIC FUND II, L.P. REMINDS ADVERUM STOCKHOLDERS TO VOTE FOR ITS THREE INDEPENDENT DIRECTOR NOMINEES AT MAY 12 ANNUAL MEETING

Nominee Jean Bennett Reaffirms Commitment to Serve on Board if Elected
Adverum Has Failed Miserably in Its Drug Development Strategy and Has Destroyed Massive Amounts of Value
Stockholders Cannot Accept More of the Same
Company’s Incumbent Directors Have Proven They Are Not Worthy of Stockholders’ Confidence and Have Instead Employed Numerous Antics Aimed at Entrenching Themselves
An Improved Board – With Critical Gene Therapy, Financial Oversight, and Capital Allocation Experience – Is Needed to Refocus Company on Development of ADVM-022
Sonic Urges Adverum Shareholders to Vote on GREEN Proxy Card FOR Election of All Three Independent and Highly Qualified Director Nominees to Board

Honolulu, HI – May 10, 2021 – The Sonic Fund II, L.P. (“Sonic”), which beneficially owns approximately 6.8% of the outstanding common stock of Adverum Biotechnologies, Inc. (NASDAQ: ADVM) (the “Company” or “Adverum”), today reminded stockholders to make their voices heard at the Company’s upcoming 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which will be held on Wednesday, May 12, 2021.

Additionally, Sonic nominee Jean Bennett today issued the following statement:

“I am fully committed to serving on the Adverum Board if elected and am excited to help the Company with the scientific development and oversight of their cutting-edge treatment.”

Sonic strongly urges all stockholders to vote on the Green proxy card FOR the election of its three independent, highly qualified nominees (the “Nominees”) – Jean Bennett, Jodi Cook and Herbert Hughes – for election to the Company’s Board of Directors (the “Board”).

This contest boils down to the following key elements – and the conclusion is clear:

•	Adverum has severely mismanaged the scientific development of ADVM-022, its gene therapy treatment for wet AMD, and is doing a grave disservice to stockholders and suffering patients.

•
The Company has failed to address the ocular inflammation issue ADVM-022 has posed, with terribly unfortunate consequences, as illustrated by the April 28 announcement of a Suspected Unexpected Serious Adverse Reaction (SUSAR) of hypotony in its INFINITY clinical trial evaluating ADVM-022 gene therapy for the treatment of diabetic macular edema (DME). Is a patient’s blindness in one eye sufficient proof that Adverum should have done better?

•
As a result of these missteps and the Board’s complete lack of oversight, stockholders have endured massive levels of value destruction, with the latest being a ~60% drop in the stock price after the SUSAR announcement – coming after two earlier ~50% drops.

•
The incumbent Board has done nothing but attempt to further entrench itself under the thumb of Chair Patrick Machado and CEO Laurent Fischer – by employing what Institutional Shareholder Services Inc. (“ISS”) called “brute force” tactics, including massively compressing the timeline for this proxy contest, playing games with the size of the class of directors up for election, and attempting to disenfranchise stockholders of the ability to vote on “To Be Determined” director candidates.

•
The Board’s absolute commitment to entrenchment is even further evidenced by the fact that Adverum never substantively responded to Sonic’s outreach – just hours after the SUSAR announcement – attempting to initiate constructive discussions aimed at putting an end to the proxy contest and immediately focusing on the way forward. Apparently, the incumbent directors remain more interested in self-preservation at all costs rather than dealing with the medical, regulatory, financial and governance challenges threatening the Company’s success and continued existence. This Board has demonstrated that it would rather lose than compromise.

•
Both leading proxy advisory firms, ISS and Glass, Lewis & Co., LLC (“Glass Lewis”) agree that change is needed and have recommended that stockholders vote FOR all three of Sonic’s nominees – emphasizing that the recent SUSAR announcement “…laid bare the Company’s shortcomings in addressing the inflammation issue…” (Glass Lewis) and citing Sonic’s nominees’ “strong backgrounds in gene therapy and finance…” (ISS).[1]

•
Adverum must immediately refocus its efforts to the scientific development of ADVM-022 to serve critical patient needs. This is the best – and the only – path to successfully create value for stockholders. And this can only happen if Sonic’s nominees are elected.

•
The potential of ADVM-022 far outmatches the abilities of those entrusted with its development. Adverum desperately needs an improved and more independent Board with experts who have the exact gene therapy and financial oversight experience that is essential to success moving forward. This is exactly what Sonic’s nominees bring.

The choice is clear, elect three extremely well qualified, independent nominees, or accept more of the same from a Board that has failed to deliver on its promises. It is time to Save Adverum.

For more information, please visit www.SaveAdverum.com.

VOTE ON THE GREEN PROXY CARD TODAY

If you have voted a white card from Adverum, a later-dated Green card will revoke that vote

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting, LLC, which is assisting us, at its address and toll-free number listed on the following page. For more information, fellow stockholders can visit our website at https://www.saveadverum.com/investor-materials.

If you have any questions regarding your GREEN proxy card or need assistance in voting your shares, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

Contacts
Investors:

Saratoga Proxy Consulting LLC
John Ferguson / Ann Marie Mellone 212-257-1311
jferguson@saratogaproxy.com / amellone@saratogaproxy.com

Media:
Sloane & Company
Joe Germani / Sarah Braunstein
jgermani@sloanepr.com / sbraunstein@sloanepr.com

1 Permission to quote from the ISS and Glass Lewis reports was neither sought nor obtained.